                                                                    EXHIBIT 11.1

                             C. BREWER HOMES, INC.
                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
          (IN THOUSANDS, EXCEPT FOR EARNINGS (LOSS) PER COMMON SHARE)

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
                                                                QUARTERS ENDED              NINE MONTHS ENDED
                                                         ----------------------------  ---------------------------
                                                         DECEMBER 31,   DECEMBER 31,   DECEMBER 31,  DECEMBER 31,
                                                             1997           1996           1997          1996
                                                         -------------  -------------  ------------  -------------
Class A Common Stock
  Shares issued and outstanding........................        4,843          3,082          4,843         3,082

Class B Common Stock
  Shares issued and outstanding........................        3,493          5,254          3,493         5,254
  Treasury stock purchased in July 1995................           (4)            (4)            (4)           (4)
                                                              ------         ------    ------------       ------
Weighted average number of common shares outstanding...        8,332          8,332          8,332         8,332
                                                              ------         ------    ------------       ------
                                                              ------         ------    ------------       ------

Net income (loss)......................................    $    (945)     $      82     $   (1,279)    $    (265)
                                                              ------         ------    ------------       ------
                                                              ------         ------    ------------       ------
Earnings (loss) per common share.......................    $    (.11)     $     .01     $     (.15)    $    (.03)
                                                              ------         ------    ------------       ------
                                                              ------         ------    ------------       ------
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